UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2008

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  -

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2008, The Pep Boys - Manny, Moe & Jack (the "Company") appointed Raymond L. Arthur, 49, as its new Executive Vice President & Chief Financial Officer. Mr. Arthur joins Pep Boys after serving as Executive Vice President and Chief Financial Officer of Toys "R" Us Inc, from 2004 to 2006, where he oversaw its strategic review and restructuring of company-wide operations, as well as managing the leveraged buy-out of the company. During his seven-year tenure at Toys "R" Us, Mr. Arthur also served as President and Chief Financial Officer of toyrus.com from 2000 to 2003, and as Corporate Controller of Toys "R" Us from 1999 to 2000, with responsibility for all internal and external financial reporting.

Mr. Arthur succeeds Harry F. Yanowitz, who announced his planned departure on January 17, 2008 and subsequently resigned effective May 1, 2008.

Mr. Arthur (i) will be paid a base salary of $500,000, (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 75% of his base salary upon the achievement of certain predetermined corporate objectives (such bonus is guaranteed for fiscal 2008) and (iii) will participate in the Company's other incentive and welfare and benefit plans made available to executives. As an inducement to join the Company, Mr. Arthur received 25,000 restricted stock units and 100,000 options.

As an executive officer of the Company, Mr. Arthur will enter into the Company's standard Employment (change of control) and Non-Competition Agreements. The Employment Agreement, which only becomes effective upon a change in control of Pep Boys, provides Mr. Arthur with a position, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change in control for a period of two years. In addition, the Company is obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change in control payment made to Mr. Arthur. The Non-Competition Agreement provides for customary covenants against competition during employment and one year thereafter in exchange for a severance payment equal to one year's base salary upon termination by the Company without cause; provided, however, that if Mr. Arthur is terminated by the Company without cause within one year of the Company's appointment of its next permanent Chief Executive Officer (other than Michael R. Odell), his severance payment will be equal to 18-month's base salary.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: May 05, 2008	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
VP-General Counsel & Secretary